PennyMac Mortgage Investment Trust Investor Presentation March 2021 Exhibit 99.1

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; the impact to our CRT agreements of increased borrower requests for forbearance under the CARES Act; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks; volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets specifically, whether the result of market events or otherwise; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or manmade disasters, or threatened or actual armed conflicts; changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the degree and nature of the Company’s competition; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’s investments; unanticipated increases or volatility in financing and other costs, including a rise in interest rates; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, default and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage-backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage-backed securities or relating to the Company’s mortgage servicing rights, excess servicing spread and other investments; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; technologies for loans and the Company’s ability to mitigate security risks and cyber intrusions; the Company’s ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct its business; the Company’s ability to detect misconduct and fraud; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies such as the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration, the U.S. Department of Agriculture, or government-sponsored entities such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or such changes that increase the cost of doing business with such entities; the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations and regulatory agencies, and any other legislative and regulatory changes that impact the business, operations or governance of mortgage lenders and/or publicly-traded companies; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes, as applicable, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of REITs, or the exclusions from registration as an investment company); the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. Forward-Looking Statements and Other Matters March 2021 Investor Presentation

Overview of PennyMac Mortgage Investment Trust March 2021 Investor Presentation An industry-leading real estate investment trust that invests in unique residential mortgage strategies: Successful track record of more than 11 years, with complementary credit, rate, and production strategies Balance sheet has grown from $324 million in assets at IPO to $11.5 billion at year end 2020 Externally managed by PNMAC Capital Management, LLC, a wholly-owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI) Industry-leading platform with over 6,000 employees Structured as a REIT to provide a tax-efficient investment vehicle for shareholders PMT’s $2.3 billion of equity is invested across three strategies: credit sensitive strategies, interest rate sensitive strategies, and correspondent production Resilient business model that was not fundamentally impacted by COVID-19 PMT was one of the few REITs that did not have to sell assets and was able to continue investment activity during the height of volatility in March and April 2020 PMT’s Equity Allocation 100% = $2.3 billion

PMT Is Focused on Unique Investment Strategies in Three Segments Correspondent Production Credit Sensitive Strategies Interest Rate Sensitive Strategies Leading producer of conventional conforming mortgage loans PMT entered the correspondent production business in 2011 after large banks, which had historically dominated the channel, reduced their participation Significant opportunity in the current environment Investments in credit risk on PMT’s high-quality loan production In 2015, PMT began organically investing in innovative front-end GSE CRT investments and ceased new investments in 4Q20 Approximately $59 billion in UPB of loans underlying PMT’s CRT investments at December 31, 2020 MSR investments created through the securitization of conventional correspondent loan production Hedged with Agency MBS and other interest rate hedges Strong track record and discipline in hedging interest rate risk March 2021 Investor Presentation

Recent Developments Related to PMT’s Capital Structure March 2021 Investor Presentation (1) As of December 31, 2020 (2) All CRT term notes contain additional two-year extension options at PMT’s discretion, with the exception of $500 million due 2022 (3) Pro forma for the issuance of $659 million of term notes associated with PMT’s sixth CRT investment (4) Includes $45 million from the full exercise of the option by the initial purchasers Grew the capital structure with the private placement of $345 million of senior exchangeable notes, at a rate of 5.5% per year(4) Expect to fund MSR investments generated from the continued strong conventional correspondent production Strong support from institutional investors, with an upsize from $200 million initially offered Initial conversion price of $21.69 represents attractive premium to book value per share of $20.30 at December 31, 2020 Term notes due 2024(3) Term notes due 2023(3) Term notes due 2022(3) Unsecured Debt ($ in millions) $345 million due 2026 $210 million due 2024 Recent Developments Related to PMT’s Capital Structure CRT Assets ($ in millions) (3) Term notes due 2024(2) Term notes due 2023(2) Term notes due 2022(2) (1) Issued $659 million of 3-year term notes associated with PMT’s sixth CRT transaction The entirety of PMT’s CRT investments is now financed with term notes With 2-4 year maturities and no margin call provisions, term notes provide PMT with stable financing throughout much of the expected life of the asset March 2021 Investor Presentation

PMT Is the Leading Correspondent Producer Correspondent Production Volume and Mix (UPB in billions) (1) For government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee (2) Conventional conforming interest rate lock commitments (1) Correspondent acquisitions in 4Q20 totaled $56.9 billion in UPB, up 28% from the prior quarter and 53% Y/Y Conventional lock volume was a record $39.5 billion in UPB, comprising 67% of 4Q20 total locks and increasing 15% Q/Q and 100% Y/Y(2) January correspondent acquisitions totaled $17.9 billion in UPB; locks were $17.8 billion in UPB March 2021 Investor Presentation PMT is well-positioned for the continued creation of organic investments as the largest aggregator and the fourth largest producer of conventional mortgage loans in the U.S. Bank mortgage originators continue to cede market share to non-bank players Top Correspondent Producers

Investment Adaptability Demonstrates Management Expertise Runoff from prepayments on CRT assets… …is offset by net new MSR investments… …resulting from record conventional production volumes in PMT’s leading correspondent production business March 2021 Investor Presentation

Investments in MSRs and CRTs Underpinned by Strong Credit Quality March 2021 Investor Presentation CRT Stuff that we are going to cut from middle of 10 can go here Discuss: Borrowers that underlie these investments are performing (put DQ %s) / FICO / LTV etc. of existing business MSR Investments CRT Investments PMT’s MSR and CRT assets are expected to benefit from the improved economic outlook Homeowners are less likely to have been affected by COVID-19 than renters Significant home price appreciation has increased home equity and decreased LTVs Investments are collateralized by Fannie Mae and Freddie Mac loans from borrowers with strong credit characteristics Increasing vaccine supply expected to continue employment growth, supporting asset performance Organically generated from PMT's high-quality loan production As of December 31, 2020, approximately 3.2% of borrowers were delinquent; the delinquency rate prior to COVID-19 was 1.1% Long duration assets given elevated production volumes at current record low mortgage rates Investments in MSRs have accelerated along with PMT’s increase in conventional conforming production volumes Rising rates beneficial to MSR values Additional tailwinds to correspondent channel driven by macro mortgage market, competitive dynamics, and shifts in the regulatory landscape Strong credit profile of borrowers underlying CRT investments: Weighted average FICO score of over 750 at origination Weighted average LTVs have declined from 83% at origination to 71% at December 31, 2020(1) As of December 31, 2020, approximately 5.5% of borrowers in PMT’s CRT agreements were 60+ days delinquent; the delinquency rate prior to COVID-19 was 1.0% CRT investments currently held at discount to par, so PMT avoids losses and expects to recognize fair value gains when underlying loans pay off (1) Represents total loan-to value for CRT portfolio

Origination Market Remains Historically Strong (1) Actual originations: Inside Mortgage Finance. Total originations forecast: Average of Mortgage Bankers Association (2/19/21), Fannie Mae (2/10/21), and Freddie Mac (1/14/21) forecasts. (2) Freddie Mac Primary Mortgage Market Survey. 3.02% as of 3/4/21 U.S. Mortgage Origination Market(1) (UPB in trillions) Mortgage Rates Remain Low Economic forecasts for 2021 and 2022 total originations have increased to $3.4 and $2.6 trillion, respectively, supported by low mortgage interest rates and the expected economic recovery Mortgage rates remain near all-time lows despite the recent increase in the ten-year treasury yield The Federal Reserve is expected to hold interest rates near zero through 2023 Purchase originations in 2021 are forecasted to increase again while refinance originations are expected to decline from 2020 levels Current market environment provides strong opportunity for capital deployment (2) March 2021 Investor Presentation +15% +<5% +14%

PMT Is Well-Positioned for a Changing Mortgage Market

PMT is uniquely positioned to capitalize on current and evolving investment environments given its scale and importance in the home ownership ecosystem

Correspondent Production Drives Organic MSR Creation

- Opportunity in conventional mortgages remains robust
- Even with current increase, mortgage rates remain historically low
- Strong demographic and secular trends driving growth in home purchase activity
  - Strong orientation towards the purchase market; historically more highly concentrated than the overall market[1]
  - Average purchase percentage of 64.2%[2]

Favorable Competitive Dynamics

- Large banks continue to retreat from the mortgage market
  - Bank origination market share has declined from 75% in 2006 to 27% in 2020[3]
- Rising rates and declining margins are expected to increase sales from independent mortgage banks to correspondent aggregators as IMBs seek to reduce their cash-intensive retention of MSRs
  - PennyMac is the largest correspondent aggregator

Evolving GSE Landscape

- Changing GSE policies favor scaled and well-capitalized market participants
- Role of correspondent aggregators will be increasingly important
  - $1.5 billion annual limit per client on cash window deliveries beginning in 2022 expected to drive more volume to aggregators
- Reduced GSE footprint will create heightened need for private capital
  - Limits on loans secured by investment properties or second homes
  - PMT private label securitization / capital markets expertise a competitive advantage

(1) Represents average purchase volume from 2017-2019
(2) Inside Mortgage Finance. Represents average purchase percentage from September 30, 2018 LTM to September 30, 2020 LTM
(3) Inside Mortgage Finance. Represents top 40 bank origination market share as of September 30, 2020

PennyMac®
March 2021 Investor Presentation | 10

Run-Rate Return Potential from PMT’s Investment Strategies Note: This slide presents estimates for illustrative purposes only, using PMT’s base case assumptions (e.g., for credit performance, prepayment speeds, financing economics, and loss treatment for PMTT1, PMTT2 and PMTT3 as described on slide 22), and does not contemplate significant changes or shocks to current market conditions. Actual results may differ materially. Please refer to slide 2 for important disclosures regarding forward-looking statements (1) Equity allocated represents management’s internal allocation. Certain financing balances and associated interest expenses are allocated between investments based on management’s assessment of target leverage ratios and required capital or liquidity to support the investment. (2) ROE calculated as a percentage of segment equity (3) ROE calculated as a percentage of total equity Represents the average annualized return and quarterly earnings potential PMT expects from its strategies over the next four quarters Credit profiles of borrowers with loans in PMT’s CRT investments are especially strong compared to average U.S. consumers or homeowners Rising rate environment expected to lower prepayment rates for new MSRs, extending duration Competitive and regulatory backdrop expected to offset lower origination volumes as non-bank mortgage originators sell more production to well-capitalized correspondent buyers March 2021 Investor Presentation

PMT Successfully Navigated the Unprecedented Turbulence of 2020 PMT was not required to sell long-term assets to generate liquidity or meet margin call requirements in 2020 as a result of its stable financing structures and effective interest rate risk management Percentage of PMT’s Book Value per Share and Dividend Compared to 12/31/19 Levels March 2021 Investor Presentation

Hedging Approach Central to PMT’s Interest Rate Sensitive Investments PMT seeks to manage interest rate risk exposure on a “global” basis, recognizing interest rate sensitivities across its investment strategies PMT has a history of successfully hedging the majority of the interest rate risk inherent in mortgage servicing rights For full year 2020, the interest rate sensitive strategies segment generated $105.8 million in pretax income, or an ROE of approximately 15% Reflects disciplined focus on capital preservation and risk management to protect the value of the MSR and ESS assets across varying interest rate environments MSR and ESS Valuation Changes and Offsets ($ in millions) March 2021 Investor Presentation

Appendix

Fourth Quarter Results and Return Contributions by Strategy March 2021 Investor Presentation Note: Amounts may not sum exactly due to rounding (1) Income contribution and the annualized return on equity calculated net of any direct expenses associated with investments (e.g., loan fulfillment fees and loan servicing fees), but before tax expenses. Some of the income associated with the investment strategies may be subject to taxation. (2) Categorization of income as market-driven value changes based on management assessment. Income excluding market-driven value changes does not represent REIT taxable income. (3) Equity allocated represents management’s internal allocation. Certain financing balances and associated interest expenses are allocated between investments based on management’s assessment of target leverage ratios and required capital or liquidity to support the investment. (4) ROE calculated as a percentage of total equity

PMT’s Investment Activity by Strategy During the Fourth Quarter March 2021 Investor Presentation Credit Sensitive Strategies Interest Rate Sensitive Strategies ($ in millions) (1) The fair value of CRT investments is reflected on PMT’s balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable. Presented here on a pro forma basis that also includes the face amount of firm commitment to purchase CRT securities. (2) REO = Real estate acquired in settlement of loans. Net new investments reflect sales in performing and non-performing loans as a part of PMT’s strategy to exit the investments. Includes $28.7 million in carrying value of REO at 12/31/20. (3) ESS = Excess servicing spread (4) MBS = Mortgage-backed securities. Net new investments represents rebalancing of the MBS portfolio (considered along with TBA hedges in managing PMT’s interest rate risk) and runoff. (5) Net new investments represents new investments net of sales, liquidations, and runoff (6) Changes in fair value of CRT investments included the accrual in carry on firm commitments reflected in income as well as changes in fair value upon settlement of a CRT transaction (7) Calculation is based on change in net new investments in funded assets and estimated funding haircuts Overall, PMT’s invested equity increased in Q4 2020 as the equity for new MSR investments offset decreases related to other assets(7)

Trends in MSR Investments March 2021 Investor Presentation MSR assets increased to $1.8 billion from $1.4 billion, driven by new investments resulting from strong conventional production volumes $441 million in new MSR investments UPB associated with MSR investments increased to $170.7 billion at December 31, 2020 from $152.4 billion at September 30, 2020 MSR Investments ($ in millions)

Servicing Trends – Delinquencies & Advances for PMT’s MSR Portfolio March 2021 Investor Presentation In PMT’s conventional MSR portfolio, approximately 56,000 borrowers were enrolled in a forbearance plan in 2020 Through December 31st, approximately 30,000 borrowers exited or are in the process of exiting their forbearance plan Servicing advances increased to approximately $124 million on January 31st, 2021, from $122 million on December 31st, 2020 No P&I advances are outstanding as prepayment activity remains sufficient to cover the GSEs’ remittance obligations Of the 1.0% reduction in forbearance related to re-performing loans: 0.5% were Payment Deferral Options 0.5% were or became current 30+ Day Delinquency Rate and Forbearance Trend(1) Forbearance Outcomes(2) Note: Figures may not sum due to rounding (1) Delinquency and forbearance data based on loan count (i.e. not UPB). As of 12/31/20, 30+ day delinquency units amounted 21,593, forbearance units amounted to 17,084, total portfolio units were 667,777, and portfolio UPB was $171 billion. (2) Forbearance outcomes based on loan count as a percentage of beginning period loans in forbearance.

Trends in GSE CRT Investments March 2021 Investor Presentation PMT settled L-Street Securities Trust 2020-PMT1 in 4Q20 The UPB of CRT investments declined significantly Q/Q as a result of elevated prepayments 60+ day delinquencies declined Q/Q but remain elevated as a result of hardships related to COVID-19 Realized losses of $108 million in 4Q20, of which a significant amount is expected to be reversed – see slide 21 Note: See slides 3-5, 7-8, 11, 16, and 19-22 for financial performance and additional details regarding CRT investments (1) The fair value of CRT investments is reflected on PMT’s balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable. Presented here on a pro forma basis that also includes the face amount of firm commitment to purchase CRT securities for each period shown. (2) FICO and LTV metrics at origination for the population of loans remaining as of the date presented CRT Investments(1) ($ in millions)

Credit Risk Transfer – Balance Sheet Treatment March 2021 Investor Presentation Current outstanding UPB of loans delivered to the CRT SPVs and sold to Fannie Mae or delivered subject to agreements to purchase REMIC CRT securities Current cash collateralizing guarantee included in “Deposits securing credit risk transfer arrangements” Represents the fair value of expected future cash inflows related to assumption of credit risk net of expected future losses Fair value of non-recourse liability issued by CRT trusts; represents value of interest-only payment after the maturity of PMT’s investments

Performance Update and Loss Mitigation Activity Related to PMT's CRT Investments

	As of December 31, 2020	Face Amount (in millions)	Fair Value (in millions)	% of Total Fair Value	(Discount) / Premium (in millions)	Losses-to-date (in millions)
Scheduled loss	PMTT1, PMTT2 & PMTT3	$210	$179	7%	($31)	$7
Scheduled loss	L Street Securities 2017-PM1	$425	$478	18%	$53	$117
Actual loss	L Street Securities Trust 2019-PMT1	$466	$431	16%	($35)	$0
Actual loss	L Street Securities Trust 2020-PMT1	$1,698	$1,527	59%	($171)	$0

PMTT1-3:
If all presently delinquent loans proceeded unmitigated to 180 days or more delinquent, additional losses incurred would be approximately $55 million[1]

L Street Securities 2017-PM1:
$108 million of losses were realized in 4Q20 as loans that entered forbearance in spring 2020 became 180 days or more past due

- The majority of these losses have the potential to be recovered if the payment status of the related loan is reported as current after the conclusion of a CARES Act forbearance; as a result, the fair value exceeds the face amount
- We estimate $44 million of these losses are already eligible for reversal subject to review by Fannie Mae, and expect this amount to increase as additional borrowers exit forbearance and reperform

- A variety of loss mitigation strategies are utilized to assist delinquent borrowers and because our scheduled loss transactions trigger a loss if a borrower becomes 180 days or more delinquent, we have deployed additional loss mitigation resources and provided assistance to borrowers at risk of breaching that threshold
- A COVID-19 payment deferral[2] has been the most common method of exiting forbearance to date
  - Under this program, a borrower defers the amount owed to the end of the loan term and is deemed to be current, and agrees to resume making regular monthly mortgage payments
- Faster prepayment speeds benefit PMT's CRT investments as payoffs of the associated loans reduce potential for realized losses and return principal at par for investments currently held at a discount

(1) As of December 31, 2020
(2) See https://www.fanniemae.com/here-help-homeowners/introducing-covid-19-payment-deferral

PennyMac® March 2021 Investor Presentation | 21

Assessment of Loss Varies by Transaction for PMT’s CRT Investments March 2021 Investor Presentation (1) Fannie Mae has published clarification that the COVID-19 pandemic is a casualty event. Source: https://www.fanniemae.com/portal/funding-the-market/credit-risk/news/covid19-casualty-event-050120.html

Synergistic Partnership with PFSI March 2021 Investor Presentation (1) As of December 31, 2020. Best-in-Class Operating Platform (NYSE: PFSI) Management Agreements Tax-Efficient Investment Vehicle (NYSE: PMT) Services Agreements $3.4 billion of stockholders’ equity(1) Leading nonbank residential mortgage specialist Legacy-free, specialized and scalable operating platform Large-scale, technology driven operations Seasoned and highly experienced management team Well capitalized with diversified funding sources $2.3 billion of shareholders’ equity, including $300 million of preferred equity(1) Grew balance sheet from $324 million in assets at time of IPO to over $11.5 billion(1) Leading residential credit investor Current investment focus: Correspondent Production MSRs Infrastructure for new products

Historical Earnings, Dividends and Book Value Per Share March 2021 Investor Presentation (1) At period end (2) Return on average common equity is calculated based on annualized quarterly net income attributable to common shareholders as a percentage of monthly average common equity during the period Repurchased 17.5 million common shares from 3Q15 through 4Q20 Issued 39.2 million common shares through underwritten common equity offerings and our ATM program in 2019 and 2020 ROE(2) 11% 14% 10% 14% 10% -119% 103% 19% 15% (1)